Exhibit 10.2
LIBERTY PROPERTY TRUST
2008 LONG TERM INCENTIVE PLAN
TARGET UNIT AWARD AGREEMENT
This TARGET UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of                       _____, 20  _____  (the “Award Date”), is delivered by Liberty Property Trust, a Maryland real estate investment trust (the “Company”), to                      (the “Participant”).
RECITALS
A. The Liberty Property Trust 2008 Long Term Incentive Plan (the “Plan”) provides for the grant of Target Units.
B. The Compensation Committee of the Board of Directors (the “Committee”) has decided to make a Target Unit Award to the Participant as an inducement for the Participant to promote the best interests of the Company and its shareholders. The Participant may receive a copy of the Plan by contacting                     , at                     .
NOW, THEREFORE, the parties to this Award, intending to be legally bound hereby, agree as follows:
1. Grant of Target Units. Subject to the terms and conditions set forth in this Award Agreement, the Company hereby grants to the Participant up to an aggregate maximum of                      units (the “Target Units”), based on the achievement of the performance goals established by the Committee and set forth on the attached Exhibit A (the “Performance Goals”). Each Target Unit shall be a phantom right and shall be equivalent to one common share of beneficial ownership, par value $0.001 per share, of the Company (the “Common Share”) on the Redemption Date (as defined below). The Target Units granted hereunder are intended to qualify as “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The number of Target Units set forth in this Paragraph 1 is the maximum number of Common Shares payable under this Award Agreement. The actual number of Common Shares that may be paid to the Participant pursuant to this Award Agreement will depend on whether the Performance Goals are achieved and the satisfaction of other conditions as set forth below. The Committee shall not have discretion to increase the number of Common Shares payable based upon achievement of the Performance Goals, but the Committee may reduce the number of Common Shares that are payable based upon the Committee’s assessment.
2. Target Unit Account. The Company shall establish and maintain a Target Unit account as a bookkeeping account on its records (the “Target Unit Account”) for the Participant and shall record in such Target Unit Account the number of Target Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Target Unit Account established for the Participant.

3. Vesting.
(a) Except as provided in subparagraph (b) below, in order to become vested in the Target Units, the Participant must continue to be employed by, or providing service to the Employer (as defined in the Plan) from the Award Date through the Redemption Date (as defined below); provided, however, that the number of Target Units that shall become vested shall be determined based on satisfaction of the Performance Goals. No vesting of the Target Units shall occur until the Committee has certified the level of achievement of the Performance Goals, which certification shall occur as soon as administratively practicable after the end of the applicable performance period, but not later than sixty (60) days following the end of the applicable performance period (the “Certification Date”). Any portion of the Target Units that do not become vested because of the failure to fully satisfy the Performance Goals shall be forfeited as of the Certification Date and the Participant shall have no rights with respect to redemption of the portion of the Target Units that have become forfeited.
(b) Except as provided in subparagraphs (c) and (d) below, if at any time prior to the Redemption Date the Participant’s employment or service with the Employer terminates for any reason other than death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), all of the Target Units subject to this Award Agreement will be immediately forfeited and the Participant shall have no rights with respect to the redemption of any portion of the Target Units.
(c)
(i) Notwithstanding any provision to the contrary herein, if the Participant’s employment or service with the Company is terminated on account of the Participant’s Retirement and the Committee makes the determination described in clause (ii) of this subparagraph (c), then the Participant shall continue to be eligible to earn the Target Units, subject to and based on the level of achievement of the Performance Goals as certified by the Committee, and shall be eligible to receive payment of the Target Units as set forth herein; provided, that the portion of the Participant’s Target Units that the Participant shall be eligible to receive shall be determined based on the Participant’s age and term of employment with or service to the Company or an Affiliate of the Company, as set forth in the following clauses (1) — (6):
(1) In the event the Participant’s Retirement occurs after the Participant has attained age 55 or 56, with at least 10 years of employment or service for the Company or an Affiliate, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the first anniversary of the date of Retirement.
(2) In the event the Participant’s Retirement occurs after the Participant has attained age 57 or 58, with at least 8 years of employment or service for the Company or an Affiliate, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the second anniversary of the date of Retirement.

(3) In the event the Participant’s Retirement occurs after the Participant has attained age 59 or 60, with at least 6 years of employment or service for the Company or an Affiliate, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the third anniversary of the date of Retirement.
(4) In the event the Participant’s Retirement occurs after the Participant has attained age 61 or 62, with at least 4 years of employment or service for the Company or an Affiliate, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the third anniversary of the date of Retirement.
(5) In the event the Participant’s Retirement occurs after the Participant has attained age 63 or 64, with at least 2 years of employment or service for the Company or an Affiliate, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the third anniversary of the date of Retirement.
(6) In the event the Participant’s Retirement occurs after the Participant has attained age 65 or older, the participant shall remain eligible to receive any Target Units as to which the applicable Redemption Date had already occurred at the date of Retirement or will occur prior to or on the third anniversary of the date of Retirement.
(ii) In order for the Participant to continue to remain eligible to earn the Target Units following the Participant’s termination of employment or service on account of Retirement as set forth in this subparagraph (c), the Committee must make a determination, evidenced by an affirmative action on the part of the Committee, that such termination of employment or service constitutes termination of employment or other active for-profit service that is undertaken in good faith by the Participant, meaning, among other factors that may be taken into account in the sole discretion of the Committee, that the termination of employment or service is determined by the Committee, in its sole discretion, (i) not to be materially detrimental to the business interests of the Company, (ii) not to result in a violation of any obligations of the Participant to the Company, and (iii) to be motivated by the Participant’s intention, following such termination, to cease working on a full-time basis, for the Company or any other employer, or to provide services, whether on a consulting, independent contractor, employee or other basis to any entity engaged in the business of owning, operating or developing commercial real estate. Absent such an affirmative action on the part of the Committee, the Participant shall not remain eligible to earn the Target Units referred to in this subparagraph (c) and the Target Units will be immediately forfeited.
(d) Notwithstanding any provision to the contrary herein, if the Participant’s employment or service with the Company is terminated on account of the Participant’s death, or Disability, the Participant shall continue to be eligible to earn the Target Units based on the level of achievement of the Performance Goals as certified by the Committee, and shall receive payment of the Target Units as set forth herein.

4. Redemption. The Target Units shall be redeemed by the Company on the Certification Date or as soon as administratively practicable thereafter, but not later than thirty (30) days following the Certification Date (the “Redemption Date”). On the Redemption Date, all Target Units that have vested will be redeemed and converted to an equivalent number of Common Shares, and the Participant shall receive a single sum distribution of the Common Shares, which shall be issued under the Company’s Share Incentive Plan (as defined in the Plan) (or a successor plan thereto). All redemptions pursuant to this Award Agreement and the Plan shall be deemed a separate payment for purposes of section 409A of the Code.
5. Dividend Equivalents. Unless otherwise determined by the Committee, cash, Common Shares or other property equal in value to the dividends paid with respect to the Common Shares underlying the Target Units (the “Dividend Equivalents”) shall be payable subject to the same Performance Goals and terms as the Target Units to which they relate. Dividend Equivalents shall be credited with respect to the Target Units to the Participant’s Target Unit Account from the Award Date until the Redemption Date. If and to the extent that the Target Units are forfeited, all related Dividend Equivalents shall also be forfeited. In no event shall the Participant accrue more than $                                         of such Dividend Equivalents during any calendar year.
6. Non-Transferability of Target Unit Award. No Target Units or Dividend Equivalents awarded to the Participant under this Award Agreement may be transferred, assigned,pledged, encumber or exercised by the Participant and a Target Unit shall be redeemed and a Dividend Equivalent distributed during the Participant’s lifetime only for the benefit of the Participant . Any attempt to transfer, assign, pledge, or encumber the Target Units or Dividend Equivalent by the Participant shall be null, void and without effect.
7. No Rights as Shareholder. The Participant shall not have any rights as a shareholder of the Company, including the right to any cash dividends (except as provided in Paragraph 5), or the right to vote, with respect to any Target Units.
8. Change of Control. The provisions set forth in the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Target Units. In the event of a Change in Control, the Committee may take such actions as it deems appropriate in accordance with the terms of the Plan and consistent with the requirements of section 409A of the Code.
9. Incorporation by Reference; Definitions. This Award Agreement shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Award Agreement, the terms used in this Award Agreement shall have the meanings set forth in the Plan. The grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder, and the Participant’s acceptance of this grant is the Participant’s agreement to be bound by the interpretations and decisions of the Committee with respect to this grant and the Plan.

10. Restrictions on Issuance or Transfer of Shares of Common Stock.
(a) The obligation of the Company to deliver Common Shares upon the redemption of the Target Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Common Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Common Shares, the Common Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of the shares of Common Shares to the Participant on the Redemption Date and the payment of cash to the Participant pursuant to this grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b) As a condition to receive any Common Shares on the Redemption Date, the Participant agrees to be bound by the Company’s policies regarding the transfer of the Common Shares and understands that there may be certain times during the year in which the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the Common Shares.
(c) On, or as soon as administratively practicable following the Redemption Date, a certificate representing the Common Shares that are redeemed shall be issued to the Participant.
11. Withholding. The Participant is required to pay to the Company, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting or redemption/distribution of the Target Units and Dividend Equivalents. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the redemption of the Target Units by having Common Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
12. No Rights to Continued Employment or Service. The terms and conditions of this Award Agreement shall not be deemed to constitute a contract of employment between the Company or the Employer and the Participant. Such employment continues to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without Cause (as defined in the Plan), and with or without notice, unless otherwise expressly provided for in the Participant’s Employment Agreement (as defined in the Plan). Nothing in this Award Agreement shall be deemed to give a Participant the right to be retained in the service of the Company or the Employer, or to interfere in any way with any right of the Company or the Employer to discipline or discharge the Participant at any time, subject to the terms of the Participant’s Employment Agreement (if applicable).
13. Assignment by the Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This grant may be assigned by the Company without the Participant’s consent.

14. Acknowledgment. By executing this Award Agreement, the Participant hereby acknowledges that with respect to any right to payment pursuant to this grant, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for the Participant, and anyone at any time claiming through or under the Participant not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law.
15. Application of Section 409A. This Award Agreement and the Target Units is not intended to constitute or result in deferred compensation subject to the requirements of section 409A of the Code, by settling the Target Units within the short-term deferral exemption set forth in the regulations under section 409A of the Code, and this Award Agreement and the Target Units shall be interpreted on a basis consistent with such intent. However, to the extent any amount payable under this Award Agreement is subsequently determined to constitute deferred compensation subject to the requirements of section 409A of the Code, this Award Agreement shall be administered in accordance with the requirements of section 409A of the Code. In such case, distributions made under this Award Agreement may only be made in a manner and upon an event permitted by section 409A of the Code. To the extent that any provision of this Award Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of this Award Agreement to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Participant, directly or indirectly, designate the calendar year of distribution. For purposes of section 409A of the Code each payment made under this Award Agreement shall be treated as a separate payment. This Award Agreement may be amended without the consent of the Participant in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code.
16. Governing Law. This grant shall be deemed to be made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
17. Notice. Any notice to be given to the Company shall be in writing and shall be addressed to the Treasurer of the Company at its principal executive office, and any notice to be given to the Participant shall be addressed to the Participant at the address then appearing in the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered, or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid.
[Signature Page Follows]

[performance-based vesting]
IN WITNESS WHEREOF, the Company has granted this Target Unit on the day and year first above written.

LIBERTY PROPERTY TRUST

By:
Print Name and Title:
I hereby accept the Target Units described in this Award Agreement. I have read the terms of the Plan and this Award Agreement, and agree to be bound by the terms of the Plan and this Award Agreement and the interpretations of the Committee with respect thereto.

ACKNOWLEDGED:

By:
Participant

Exhibit A
Performance Goals